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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-69616, 333-49027, 333-69618, and 333-89496 on Forms S-8 and Registration
Statement No. 333-13431 on Form S-3 of Speedway Motorsports, Inc. and subsidiaries of our report dated February 11, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the effects of the adoption of Statement of Financial Accounting Standards No. 142), appearing in this Annual Report on Form 10-K of Speedway Motorsports, Inc. for the year ended December 31, 2002.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Charlotte, North Carolina
March 18, 2003